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                                      MEMORANDUM

May 2, 1997

VIA FACSIMILE # 707-826-2045

TO:      Mario Celotto
         Vincent Celotto

FROM:    Jerome G. Merchant

CC:      Vijay Mallya
         O'Neil Nalavadi

Please let this Memorandum serve as formal representation of the mutually agreed upon terms of the business transaction between the parties. These terms will serve as the general parameters of the Letter of Intent which will be initiated between the parties.

THE TERMS;

    1. Purchase Price of $1.5 million represented in a 100% stock swap of Humboldt shares with United Craft Brewers/Mendocino shares.

    2.  $200,000 to Mario Celotto payable in the following manner;

         $100,000 up-front
         $100,000 payable over a 2 year period.

    3.  $75,000 payable to Vincent Celotto.

    All relocation expenses are to be borne out of above mentioned amounts. In addition, it has been discussed that the amounts above be provided in a T.F. manner, this will be considered and if possible structured by OYN.

    4. Mutually agreed upon employment Agreements for both Vincent and Mario Celotto.

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MARIO & VINCENT CELOTTO
PAGE 2

    5.  Stock Options in the amount of $60,000 each.

    6. The note outstanding (approximately $450,000) on the Ray Celotto working capital loan is to be paid in full over a 4 year period. The outstanding principal amount shall bear interest at 8% per annum.

It is understood that subsequent to closing, the total outstanding liabilities of Humboldt Brewing Company, Inc. will be assumed by UCB/Mendocino.

It is understood that the Agreements contained in this memorandum constitute the entire Agreement between the parties with regard to the matters covered, and integrates all prior Agreements of the parties as to the same.

Sincerely,

/s/ Jerome G. Merchant

Jerome G. Merchant
United Breweries of America
Date: 5/2/97

Confirmed and Agreed to this _____
day of 5/2/97, 1997.

Humboldt Brewing Company, Inc.


/s/ Mario Celotto
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Mario Celotto
President


/s/ Vincent Celotto
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Vincent Celotto
Vice President